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Gregory M. Dearlove	Claire Baillargeon Smith
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CTG Reports 2002 First Quarter Financial Results
Company Reports Third Consecutive Profitable Quarter

BUFFALO, N.Y. - April 15, 2002 - CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced its financial results for the first quarter of 2002. CTG's revenues for the first quarter of 2002 were $69.9 million, compared to revenues of $84.8 million in the first quarter of 2001. CTG's net income for the first quarter of 2002 was $0.4 million, or $0.03 per diluted share, compared to a net loss in the 2001 first quarter of $1.4 million, or $0.08 per diluted share.

"CTG's first quarter revenues and earnings are in line with our expectations and represent our third consecutive quarter of improving profitability in a very difficult business environment for providers of IT services," said CTG President and Chief Executive Officer James R. Boldt. "While there are initial signs of a slight overall economic recovery, a recovery in the technology sector is a necessary catalyst for a full-fledged turnaround in our business, as corporate spending for hardware and software ultimately drives demand for spending for IT services."

Mr. Boldt added, "Despite the ongoing recession in the technology sector, application management outsourcing (AMO) and healthcare still stand out as the IT services markets where demand is growing and CTG is winning new business. Although the sales cycle for AMO projects remains longer than for our other service offerings, in the 2002 first quarter, we closed a $4.1 million AMO contract with a public utility holding company and continue to see a high level of AMO proposal activity. Our healthcare IT revenues were up almost 10% sequentially in the first quarter, and demand for Health Insurance Portability and Accountability Act (HIPAA) assessments and healthcare development and integration projects looks to be strong in 2002. As a nationally recognized and established provider of IT services and solutions to the healthcare market with a growing team of regulatory compliance and e-security experts, CTG is in an excellent position to capitalize on the HIPAA opportunity over the next few years."

CTG also issued guidance for the second quarter of 2002. Based on current business and market conditions, CTG expects that its revenues and net income per diluted share for the second quarter of 2002 will range from $68 million to $70 million and $0.03 to $0.04, respectively. The Company also indicated that, in accordance with its adoption of Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets," it is conducting an independent valuation of its intangible assets and expects that a preliminary evaluation will be completed in the second quarter of 2002.

Mr. Boldt concluded, "In the 2002 first quarter, CTG Retail Solutions, our recently launched vertical market focus, secured its first engagement, developing a sales promotion/portal website for WineISIT.com. During the quarter, we also remained diligent in our management of costs, and that is reflected in further improvement sequentially and year over year in our selling, general, and administrative expenses as a percentage of revenue, which declined to 25.7% of revenue in the 2002 first quarter. We are confident that our strategy of focusing on core services and aligning costs with revenues will enable CTG to continue managing the financial impact of lower market demand for IT services, yet still be prepared to respond to opportunities to resume the growth of our business as market conditions improve."

Backed by 36 years' experience, CTG provides IT application management, consulting, software development and integration, and staffing solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001-certified service methodologies. Our 3,000 IT professionals in nearly 50 offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company's services, and other factors that involve risk and uncertainty. As such, actual results may differ materially in response to a change in such factors. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's 2001 Form 10-K and Management's Discussion and Analysis section of the Company's 2001 annual report, which are incorporated by reference. The Company assumes no obligation to update the forward-looking information contained in this release.

CTG will hold a conference call on April 16, 2002 at 11:00 AM Eastern Time to discuss its financial results and business strategy. CTG President and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-391-0096 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 PM Eastern Time April 16, 2002 and 1:00 PM Eastern Time April 17, 2002 by dialing 1-800-633-8284 and requesting reservation number 20235036.

COMPUTER TASK GROUP, INCORPORATED (CTG) Consolidated Statements of Operations (amounts in thousands except per share data)
	For the Quarter Ended
	March 29, 2002	March 30, 2001
Revenue (a)	$69,894	$84,763
Direct Costs (a)	50,149	61,183
Selling, General and Administrative Expenses (b)	17,943	26,802
Operating Income (Loss)	1,802	(3,222)
Net Other Expense	(1,060)	(727)
Income (Loss) Before Income Taxes	742	(3,949)
Provision (Benefit) for Income Taxes	293	(2,569)
Net Income (Loss)	$449	$(1,380)
Net Income (Loss) Per Share:
Basic	$0.03	$(0.08)
Diluted	$0.03	$(0.08)
Weighted Average Shares Outstanding:
Basic	16,533	16,383
Diluted	16,970	16,383

a. During the first quarter of 2002, based upon new interpretive guidance issued for the accounting for billable expenses, the Company began to record its billable expenses on a gross basis as both revenue and direct costs, rather than on a net basis. Such costs totaled $1.9 million and $2.0 million in the 2002 and 2001 first quarter, respectively. The first quarter 2001 revenue and direct costs balances have been adjusted by $2.0 million from that which was previously reported.

b. On January 1, 2002, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets," which discontinued the practice of amortizing goodwill and indefinite-lived intangible assets. In the first quarter of 2001, the Company recorded a total of $1.0 million of such amortization expense.
COMPUTER TASK GROUP, INCORPORATED (CTG) Consolidated Balance Sheets (amounts in thousands)
	March 29, 2002	March 30, 2001		March 29, 2002	March 30, 2001
Current Assets:			Current Liabilities:
Cash and Cash Equivalents	$ 2,103	$ 17,424	Accounts Payable	$ 9,094	$ 9,152
Accounts Receivable, Net	53,034	64,107	Accrued Compensation	19,742	22,789
Other Current Assets	4,330	5,863	Income Taxes Payable	753	730
	_______	______	Other Current Liabilities	6,741	11,950
Total Current Assets	59,467	87,394	Total Current Liabilities	36,330	44,621
			Long-term Debt	17,745	40,000
Property and Equipment, Net	12,858	12,916	Other Liabilities	9,392	10,374
Other Assets	77,939	81,434	Shareholders' Equity	86,797	86,749
Total Assets	$ 150,264	$ 181,744	Total Liabilities and Shareholders' Equity	$ 150,264	$ 181,744

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.